UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

FedEx Corporation

(Exact name of registrant as specified in its charter)

1-15829

(Commission

File Number)

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2016, FedEx Corporation (“FedEx”) filed a Form 8-K dated September 23, 2016 announcing that David J. Bronczek will become President and Chief Operating Officer of FedEx effective January 1, 2018. On January 23, 2017, the Board of Directors of FedEx approved accelerating the effective date of Mr. Bronczek’s appointment to February 1, 2017. David L. Cunningham will succeed Mr. Bronczek as President and Chief Executive Officer of Federal Express Corporation. Frederick W. Smith will remain Chairman of the Board and Chief Executive Officer of FedEx.

In connection with his appointment as President and Chief Operating Officer of FedEx, Mr. Bronczek will receive a promotional bonus of $150,000, payable in two installments (February 1, 2017 and February 1, 2018). His new annual base salary will be $1,100,016, effective February 1, 2017. Mr. Bronczek’s target payout under FedEx’s fiscal 2017 annual incentive compensation (“AIC”) plan will be 120% of his base salary, which will be applied pro rata beginning February 1, 2017. The payout opportunity will be based on the achievement of corporate objectives for consolidated operating income (excluding certain adjustments described in FedEx’s 2016 proxy statement), subject to a minimum payout of 50% of his target payout (as it may be adjusted by Mr. Smith as described in FedEx’s 2016 proxy statement) and the maximum payout opportunity. The total amount awarded to Mr. Bronczek under the fiscal 2017 AIC plan will be determined using the applicable target percentage and corresponding performance objectives for the portion of the year that he served in his respective positions. Additional details regarding the fiscal 2017 AIC plan design are included on pages 32 to 33 of FedEx’s 2016 proxy statement, which was filed with the Securities and Exchange Commission on August 15, 2016. The Board of Directors will consider changes to Mr. Bronczek’s payout opportunities under the FY2016-FY2018 and FY2017-FY2019 long-term incentive (“LTI”) plans when it performs its annual LTI program evaluation later this year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date:	January 26, 2017	By:	/s/ Christine P. Richards
Christine P. Richards
Executive Vice President,
General Counsel and Secretary